PEOPLES BANKCORP, INC.
                      MANAGEMENT RECOGNITION PLAN COMMITTEE

                                 NOTICE OF AWARD
                                 ---------------

          WHEREAS,  the  Board of  Directors  of  Peoples  Bankcorp,  Inc.  (the
"Company")  has  previously  adopted  the  Peoples  Bankcorp,   Inc.  Management
Recognition Plan (the "Plan"); and

          WHEREAS, the Board of Directors of the Company has previously appointed Directors Hentschel, Stitt, Silver and LeBarge as members of the Management Recognition Plan Committee (the "Committee") pursuant to the terms of the Plan, and by resolution dated ______________, 2000 the Committee made awards under the Plan.

          PLEASE TAKE NOTICE, that the following individual be granted an award under the Plan ("Plan Share Award"), effective _______________________:

                                                 Number of Shares Subject to
                 Recipient                           Plan Share Award
            -------------------                  ----------------------------

            ____________________________         ____________________________


          AND BE IT FURTHER RESOLVED, that the Plan Share Award specified herein shall be subject to the restrictions and other provisions of Section 7.01 of the Plan.

Date of Notice:


_________________________________
                                      PEOPLES BANKCORP, INC.
                                      MANAGEMENT RECOGNITION PLAN
                                      COMMITTEE


                                      By: _________________________
                                          Its Chairman